Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations and Intuitive Surgical Extend Relationship

Luna and Intuitive agree to continue work integrating

shape sensing technology and medical robotics

(ROANOKE, VA, March 28, 2012)- Luna Innovations Incorporated (NASDAQ: LUNA) announced today that it will be extending its development work through 2012 under its development and supply agreement with Intuitive Surgical, Inc. (NASDAQ: ISRG), as they work towards the integration of Luna’s shape and position sensing technology into Intuitive’s medical robotic products.

This extension is to the multi-year development and supply agreement the companies entered into in June 2007, under which Luna would supply and license to Intuitive its fiber-optic based shape sensing and position tracking system for use in Intuitive’s products. Intuitive Surgical is the global technology leader in robotic-assisted minimally invasive surgery. Luna has made great leaps in advancing its shape sensing technology and will continue these efforts through 2012 as Luna and Intuitive aim towards commercialization.

“This new agreement with Intuitive Surgical enhances our relationship with the leader in the medical robotics market and reinforces Luna’s commitment to the development of our technology and its value toward the advancement of healthcare. Through this partnership, Luna and Intuitive strive to help surgeons more precisely guide and control surgical tools during robotically-assisted procedures,” stated My Chung, Luna’s Chief Executive Officer. “Our partnership with Intuitive has continued to advance and we look forward to completing our technology development and transitioning to product integration with Intuitive’s systems. The end goal is to assist surgeons with these very complex, minimally invasive surgeries and promote the best outcomes for patients.”

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“We are pleased to continue our relationship with Luna, recognizing them as a strong technology partner in the area of advanced shape and position sensing systems,” said Dave Rosa, Intuitive’s Senior VP of Emerging Procedures and Technology. “Our collaboration with Luna has been very productive and we remain committed to further developments through our joint project.”

Luna’s exclusive shape sensing system tracks the position of an optical fiber along its entire length, providing real-time measurements that can assist surgeons in navigating through the body. This technology could be particularly helpful in certain minimally invasive surgical techniques because of the need to track the position of medical instruments in the patient, using optical fibers as thin as a human hair to provide sensing and feedback, as the nervous system does for the human body.

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets it serves. Luna, a recognized leader in transitioning science into solutions, is headquartered in Roanoke, Virginia.

Forward Looking Statements:

This release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding, but not limited to, the potential of Luna’s technology and intellectual property, any possible improvements to medical surgeries and/or medical outcomes, and the future relationship between Luna and Intuitive and incorporation of Luna’s technology into Intuitive’s products. Statements that describe Luna’s business strategy, goals, prospects, opportunities, outlook, plans or intentions are also forward-looking statements. Actual results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including technical and scientific difficulties, complications or difficulties in improving medical surgeries and/or outcomes, market forces in the medical industry, and issues that might arise in any particular business relationship, and risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainnovations.com